As filed with the Securities and Exchange Commission on February 12,  1999
                       Registration Statement No.:


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act Of 1933
                              --------------------

                         WASHINGTON TRUST BANCORP, INC.

             (Exact name of Registrant as specified in its Charter)

         Rhode Island                                    05-0404671
(State or other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                   23 Broad Street Westerly, Rhode Island 02891
                               (401) 348-1200
              (Address of Registrant's principal executive offices)


                          THE WASHINGTON TRUST COMPANY
                     NONQUALIFIED DEFERRED COMPENSATION PLAN
                            (Full title of the Plan)
                      -----------------------------------

                                 John C. Warren
                      President and Chief Executive Officer
                         WASHINGTON TRUST BANCORP, INC.
                                 23 Broad Street
                          Westerly, Rhode Island 02891
                                 (401) 348-1200

            (Name, address, including zip code, and telephone number,
                   including area code, of Agent for Service)

                                    Copy to:

                             Gregory J. Lyons, Esq.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                                Boston, MA 02109
                                 (617) 570-1329
                              -------------------

                     CALCULATION OF REGISTRATION FEE

---------------------- ------------------- --------------------------- -------------------------- -------------------

 Title of Securities      Amount to be     Proposed Maximum Offering       Proposed Maximum           Amount of
  to be Registered       Registered (1)        Price Per Share(2)         Aggregate Offering       Registration Fee
                                                                              Price(2)(3)
---------------------- ------------------- --------------------------- -------------------------- -------------------
Common Stock, $0.0625
par value                  25,000 shares            $19.2815                    $482,037.50

Deferred
Compensation
Obligations                                                                   $1,500,000.00
                                                                            ----------------
                                                                              $1,982,038.50            $551.01
---------------------- ------------------- --------------------------- -------------------------- -------------------

(1) Plus such additional number of shares as may be required pursuant to The Washington Trust Company Nonqualified Deferred Compensation Plan (the "Plan") as described herein in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of determining the amount of the registration fee on February 8, 1999, utilizing the average of the high and low sale prices reported on the Nasdaq National Market System on that date.

(3) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the estimated amount of compensation being deferred under the Plan.

This Registration Statement, including exhibits (See Exhibit Index on Page 3), consists of 67 pages.

                                      PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in the requirements of Part I are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

Incorporated by reference in this Registration Statement are the documents listed in (a) through (c) below, which have previously been filed by Washington Trust Bancorp, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 18, 1998, pursuant to the Exchange Act; and the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, filed with the Commission on March 30, 1998, pursuant to the Exchange Act.

        (b) The Registrant's (i) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed on May 15, 1998; (ii) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed on August 14, 1998; (iii) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed on November 13, 1998; (iv) Current Report on Form 8-K filed on January 2, 1998; and (v) Current Report on Form 8-K filed on June 19, 1998, each of which has been filed with the Commission pursuant to the Exchange Act.

        (c) The description of the Registrant's Common Stock is contained in the Registrant's Registration Statement filed pursuant to the Exchange Act, including any amendments and reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company or the Plan with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

The securities being registered represent obligations (the "Obligations") of the Registrant to pay to directors of the Bancorp and of the Washington Trust Company (the "Company"), a direct wholly-owned subsidiary of the Registrant, and to certain designated Company employees, upon their retirement or the occurrence of certain triggering events, compensation the receipt of which the participants have elected to defer. The Obligations may also represent amounts that the Registrant has elected to credit to a participant's account under the Plan. Amounts credited to a participant's account are credited with earnings based on a notional investment measurement, which may be shares of mutual funds, a fund consisting primarily of shares of the Registrant's Common Stock or certificate of deposit offered by the Company. The Obligations are payable in cash or in shares of the Registrant's Common Stock upon retirement or the occurrence of a specified triggering event in a lump sum distribution or in installments, at the election of the participant made in accordance with the Plan. There is no trading market for the Obligations.

The Obligations are unsecured general obligations of the Registrant and rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant. The Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under the Plan other than a claim for benefits by a participant or his or her beneficiary(ies), will be null and void.

The Obligations are not convertible into any other security of the Registrant. No trustee has been appointed to take action with respect to the Obligations and each participant in the Plan will be responsible for enforcing his or own rights with respect to the Obligations. The Company has established a "rabbi trust" to serve as a source of funds from which it can satisfy the Obligations. Participants in the Plan will have no rights to any assets held by the rabbi trust, except as general creditors of the Registrant and the Company. Assets of the rabbi trust will at all times be subject to the claims of the general creditors of the Registrant and the Company.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is a publicly-owned, registered bank holding company, organized in 1984 under the laws of the State of Rhode Island, whose subsidiaries are permitted to engage in banking and other financial services and businesses. Rhode Island General Laws Section 7-1.1-4.1, as amended (the "Law"), provides that a corporation generally has the power to indemnify directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, actually incurred in connection with any threatened, pending or contemplated action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which such director, officer, employee or agent may be a party by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation's best interests,
(b) in all other cases, that his or her conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

The Registrant's By-Laws provide for indemnification to the extent permitted under the Law. Specifically, the Registrant's By-Laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding; provided, however, that if required under applicable law, such person delivers a written affirmation that such person has met the standards of care required under such provisions to be entitled to indemnification. With respect to possible indemnification of directors, officers and controlling person of the Registrant for liabilities arising under the Securities Act, as amended, pursuant to such provisions, the Registrant is aware that the Commission has publicly taken the position that such indemnification is against public policy as expressed in Securities Act and is, therefore unenforceable.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.
        The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

        4.1 Restated Articles of Incorporation of the Registrant.*

        4.2 Amendment to Restated Articles of Incorporation of the Registrant.**

        4.3 Amended and Restated By-Laws of the Registrant.***

        4.4 The Registrant's Amended and Restated Plan.

        5.1 Legal opinion from Goodwin, Procter and Hoar LLP.

        15.1 Letter regarding unaudited financial information from KPMG LLP, as independent auditors.

        23.1 Consent of KPMG LLP, as independent auditors.

        23.2 Consent of Goodwin, Procter and Hoar LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

        24.1 Power of attorney (included in the signatory page to this Registration Statement).
-------------------------

     *     Filed with the Commission  pursuant to the Exchange Act as Exhibit 3.
           (i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and is incorporated herein by reference thereto.

    ** Filed with the Commission pursuant to the Exchange Act as Exhibit 3.i to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, and is incorporated herein by reference thereto.

   *** Filed with the Commission pursuant to the Exchange Act as Exhibit 3.c to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and is incorporated herein by reference thereto.

Item 9. Undertakings

(a)    The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

    (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westerly, State of Rhode Island, on February 10, 1999.


                         WASHINGTON TRUST BANCORP, INC.


                                 By:    John C. Warren
                                        -------------------------------------
                                        John C. Warren
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Washington Trust Bancorp, Inc., hereby severally constitute John C. Warren and David V. Devault and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Washington Trust Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                        Title                            Date
---------------------        -----------------------------    ------------------

John C. Warren               President and Chief              February 10, 1999
---------------------        Executive Officer
John C. Warren               (principal executive officer)



David V. Devault             Executive Vice President,        February 10, 1999
---------------------        Treasurer and Chief Financial
David V. Devault             Officer (principal financial
                             and accounting officer)


---------------------        Director                         February __, 1999
Alcino G. Almeida


---------------------        Director                         February __, 1999
Gary P. Bennett


---------------------        Director                         February __, 1999
Steven J. Crandall


Richard A. Grills            Director                         February 10, 1999
---------------------
Richard A. Grills


---------------------        Director                         February __, 1999
Larry J. Hirsch


Katherine W. Hoxsie          Director                         February 10, 1999
---------------------
Katherine W. Hoxsie


---------------------        Director                         February __, 1999
Mary E. Kennard


Joseph J. Kirby              Director                         February 10, 1999
---------------------
Joseph J. Kirby


James W. McCormick, Jr.      Director                         February 11, 1999
-----------------------
James W. McCormick, Jr.


-----------------------      Director                         February __, 1999
Brendan P. O'Donnell

  Signature                        Title                            Date
---------------------        -----------------------------    ------------------


---------------------        Director                         February __, 1999
Victor J. Orsigner II


Anthony J. Rose, Jr.         Director                         February 10, 1999
---------------------
Anthony J. Rose, Jr.


James P. Sullivan            Director                         February 11, 1999
---------------------
James P. Sullivan


Neil H. Thorp                Director                         February 10, 1999
---------------------
Neil H. Thorp


John C. Warren               Director                         February 10, 1999
---------------------
John C. Warren

                             EXHIBIT INDEX


  Exhibit
  Number                         Description
 --------  ----------------------------------------------------------
    4.1    Restated Articles of Incorporation of the Registrant.*

    4.2    Amendment to Restated Articles of Incorporation of the Registrant.**

    4.3    Amended and Restated By-Laws of the Registrant.***

    4.4    The Registrant's Amended and Restated Plan.

    5.1    Legal opinion from Goodwin, Procter and Hoar LLP.

   15.1 Letter regarding unaudited financial information from KPMG LLP, as independent auditors.

   23.1    Consent of KPMG LLP, as independent auditors.

   23.2 Consent of Goodwin, Procter and Hoar LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

   24.1 Power of attorney (included in the signatory page to this Registration Statement).
--------------------------

     *     Filed with the Commission  pursuant to the Exchange Act as Exhibit 3.
           (i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and is incorporated herein by reference thereto.

    ** Filed with the Commission pursuant to the Exchange Act as Exhibit 3.i to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, and is incorporated herein by reference thereto.

   *** Filed with the Commission pursuant to the Exchange Act as Exhibit 3.c to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and is incorporated herein by reference thereto.